UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2013 (May 20, 2013)

LAREDO PETROLEUM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2013, Laredo Petroleum, Inc. (“Laredo”), a wholly owned subsidiary of Laredo Petroleum Holdings, Inc., together with two of its subsidiaries, Laredo Petroleum Texas, LLC and Laredo Gas Services, LLC (collectively, “Sellers”), entered into a Purchase and Sale Agreement (the “Agreement”) with certain affiliates of EnerVest, Ltd. (collectively, “Buyers”). Pursuant to the Agreement, Sellers have agreed to sell to Buyers oil and gas properties located in the Anadarko Basin in the State of Oklahoma and the State of Texas (the “Oil and Gas Assets”), and various other related interests, rights, wells, leasehold interests, records, fixtures, equipment, associated gas gathering assets and other assets (together with the Oil and Gas Assets, the “Assets”). The Assets exclude certain rights, claims, credits, records and data and any hedge contracts associated with the Assets prior to the Effective Time for the purchase and sale of the Assets, defined in the Agreement as 12:01 a.m. on April 1, 2013. The transaction is expected to close on August 1, 2013, subject to certain conditions, as described below.

The total consideration to be received by Sellers for the Assets is $438,000,000 in cash, subject to customary adjustments to reflect the operation of the Oil and Gas Assets prior to the closing, title defects, unresolved preferential rights and environmental defects (the “Purchase Price”). The Buyers will pay Sellers a cash deposit of $40,000,000 (the “Deposit”).

The Agreement contains customary representations and warranties and covenants. Among other things, during the period between the execution of the Agreement and the closing of the transaction, Sellers have agreed (i) to allow Buyers access to the Oil and Gas Assets and the records pertaining to the Assets; (ii) to conduct their operations, including the operation of the Oil and Gas Assets, consistent with past practice; and (iii) to restrict certain activities and capital expenditures related to the Assets.

The Agreement provides Sellers and Buyers certain termination rights, including, among others: (1) the parties may terminate by mutual consent; (2) the parties may terminate if the closing shall not have occurred on or before August 30, 2013, through no fault of the party seeking to terminate; (3) Sellers or Buyers may terminate if, on or before the closing, the sum of the aggregate uncured title defects, the aggregate cost of resolving identified uncured environmental defects and the allocated value of any Assets removed from the transaction pursuant to the Agreement exceeds $109,500,000; or (4) if at or prior to the closing all representations and warranties of the other party are not true in all material respects, or if the other party has not performed all of its obligations set forth in the Agreement in all material respects, the non-breaching party may terminate. Sellers may retain the Deposit if the Agreement is terminated by Sellers as a result of a material breach of the Agreement by Buyers.

Item 7.01. Regulation FD Disclosure.

On May 21, 2013, Laredo Petroleum Holdings, Inc. issued a press release announcing the entry into the Agreement described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM HOLDINGS, INC.

Dated: May 21, 2013	By:	/s/ KENNETH E. DORNBLASER
Kenneth E. Dornblaser
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release

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